Exhibit 99.1

News Release

Pentair Reports First Quarter 2018 Results

•	First quarter sales of $1.3 billion.

•	First quarter GAAP EPS of $0.58 and adjusted EPS of $0.88.

•	The company expects to complete the previously announced tax-free spin-off of its Electrical business to its shareholders on April 30, 2018.

•	The company updates its 2018 GAAP EPS from continuing operations guidance to a range of $1.75 to $1.80 and on an adjusted basis to a range of $2.25 to $2.30. This reflects the anticipated separation of its Electrical business, nVent Electric plc, on April 30, 2018 and the reporting of Electrical’s results as discontinued operations.

•	nVent Electric plc provides 2018 GAAP EPS guidance at a range of $1.38 to $1.48 and on an adjusted basis at a range of $1.70 to $1.80. This reflects the anticipated separation on April 30, 2018.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.

LONDON, United Kingdom — April 19, 2018 — Pentair plc (NYSE: PNR) today announced first quarter 2018 sales of $1.3 billion. Sales were up 7 percent compared to sales for the same period last year. Excluding currency translation and acquisitions, core sales grew 4 percent in the first quarter. First quarter 2018 earnings per diluted share from continuing operations (“EPS”) were $0.58 compared to $0.44 in the first quarter of 2017. On an adjusted basis, the company reported EPS of $0.88 compared to $0.65 in the first quarter of 2017. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.

First quarter 2018 operating income was $152 million, up 8 percent compared to operating income for the first quarter of 2017, and return on sales (“ROS”) was 12.0 percent, an increase of 10 basis points when compared to the first quarter of 2017. On an adjusted basis, the company reported segment income of $211 million for the first quarter, up 13 percent compared to segment income for the first quarter of 2017, and ROS was 16.6 percent, an increase of 90 basis points when compared to the first quarter of 2017.

Net cash used for operating activities of continuing operations was $167 million and free cash flow usage from continuing operations was $181 million for the quarter. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.

Pentair paid dividends of $0.35 per share in the first quarter of 2018. Pentair previously announced on December 5, 2017 that its Board of Directors approved a 1 percent increase in the company’s regular cash dividend rate for the first quarter of 2018 to $0.35 from $0.345. 2018 marks the 42nd consecutive year that Pentair has increased its dividend.

“Pentair started 2018 building additional momentum on core sales growth in both the Water and Electrical segments,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. “In addition to improved core sales growth, both businesses delivered strong income growth and margin expansion. We believe the imminent separation into two industry-leading pure-play Water and Electrical companies will enhance shareholder value and allow both companies to focus on their independent strategies and better control their own destinies.”

(more)

OUTLOOK

The company updates its estimated 2018 GAAP EPS from continuing operations to a range of $1.75 to $1.80 and on an adjusted EPS basis to a range of $2.25 to $2.30. The company updates its full year 2018 sales guidance to $2.96 billion, up 3 to 4 percent on a reported and core basis over 2017. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.

In addition, the company introduces second quarter 2018 GAAP EPS from continuing operations guidance of $0.44 to $0.46 and, on an adjusted EPS basis, of $0.67 to $0.69. The company expects second quarter sales to be approximately $0.79 billion, up 4 to 5 percent on a reported basis and up 3 to 4 percent on a core basis compared to second quarter 2017. This full year and second quarter 2018 outlook reflects the anticipated separation of the Electrical business on April 30, 2018 and the reporting of Electrical’s results as discontinued operations.

The company also announced that nVent Electric plc (“nVent”), the Electrical business that is expected to be spun off on April 30, 2018, provided 2018 guidance. nVent provides 2018 GAAP EPS guidance at a range of $1.38 to $1.48 and, on an adjusted basis, at a range of $1.70 to $1.80. For full year 2018, nVent anticipates sales of approximately $2.2 billion, up 3 to 5 percent on a reported basis and up 2 to 4 percent on a core basis compared to 2017. nVent is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.

In addition, nVent introduces second quarter 2018 GAAP EPS guidance of $0.33 to $0.36 and, on an adjusted EPS basis, of $0.41 to $0.44. nVent expects second quarter sales to be approximately $0.54 billion, up 3 to 5 percent on a reported basis and up 2 to 4 percent on a core basis compared to second quarter 2017. This full year and second quarter 2018 outlook reflects the anticipated separation of the Electrical business on April 30, 2018.

EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan, Chief Financial Officer and Future President and CEO John L. Stauch, and Chief Accounting Officer and Future Chief Financial Officer Mark C. Borin will discuss the company’s first quarter 2018 results on a two-way conference call with investors at 8:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

Pentair will host a second conference call at 8:45 a.m. Eastern today to discuss the results of its Electrical segment. Discussing the results will be Electrical President and future nVent President and Chief Executive Officer Beth Wozniak and future nVent Chief Financial Officer Stacy McMahan. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins.

Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to satisfy the necessary conditions to consummate the planned separation of our Water business and Electrical business into two independent, publicly-traded

(more)

companies (the “Separation”) on a timely basis or at all; the ability to successfully separate the Water and Electrical businesses and realize the anticipated benefits from the Separation; adverse effects on the Water and Electrical business operations or financial results and the market price of our shares as a result of the announcement or consummation of the Separation; unanticipated transaction expenses, such as litigation or legal settlement expenses; changes in tax laws; the impact of the Separation on our employees, customers and suppliers; overall global economic and business conditions impacting the Water and Electrical businesses; future opportunities that our board may determine present greater potential to increase shareholder value; the ability of the Water and Electrical businesses to operate independently following the Separation; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements speak only as of the date of this press release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

ABOUT PENTAIR PLC

Pentair plc (NYSE: PNR) is a global company dedicated to building a safer, more sustainable world. Pentair delivers industry leading products, services and solutions that help people make the best use of the resources they rely on most. Its technology moves the world forward by ensuring that water is plentiful, useful and pure, and that critical equipment and those near it are protected. With 2017 revenues of $4.9 billion, Pentair employs approximately 18,400 people worldwide. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:	NVENT CONTACT:

Jim Lucas	JC Weigelt
Vice President, Investor Relations and Treasury	Vice President, Investor Relations
Direct: 763-656-5575	Direct: 763-656-1880
Email: jim.lucas@pentair.com	Email: jc.weigelt@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

(more)

Pentair plc and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2018	March 31, 2017
Net sales	$1,269.7	$1,183.5
Cost of goods sold	807.7	761.2

Gross profit	462.0	422.3
% of net sales	36.4%	35.7%
Selling, general and administrative	279.6	251.7
% of net sales	22.0%	21.3%
Research and development	30.1	30.0
% of net sales	2.4%	2.5%

Operating income	152.3	140.6
% of net sales	12.0%	11.9%

Other (income) expense:
Loss on sale of business	5.3	—
Other expense	1.4	2.0
Net interest expense	13.8	35.0
% of net sales	1.1%	3.0%

Income from continuing operations before income taxes	131.8	103.6
Provision for income taxes	27.6	22.9
Effective tax rate	20.9%	22.1%

Net income from continuing operations	104.2	80.7
(Loss) income from discontinued operations, net of tax	(1.3)	7.1

Net income	$102.9	$87.8

Earnings (loss) per ordinary share
Basic
Continuing operations	$0.58	$0.44
Discontinued operations	(0.01)	0.04

Basic earnings per ordinary share	$0.57	$0.48

Diluted
Continuing operations	$0.58	$0.44
Discontinued operations	(0.01)	0.04

Diluted earnings per ordinary share	$0.57	$0.48

Weighted average ordinary shares outstanding
Basic	179.2	182.0
Diluted	181.5	184.0
Cash dividends paid per ordinary share	$0.35	$0.345

(more)

Pentair plc and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2018	December 31, 2017
In millions
Assets
Current assets
Cash and cash equivalents	$907.5	$113.3
Accounts and notes receivable, net	985.2	831.6
Inventories	593.5	581.0
Other current assets	232.8	222.9

Total current assets	2,719.0	1,748.8
Property, plant and equipment, net	546.5	545.5
Other assets
Goodwill	4,380.1	4,351.1
Intangibles, net	1,536.5	1,558.4
Other non-current assets	186.0	429.9

Total other assets	6,102.6	6,339.4

Total assets	$9,368.1	$8,633.7

Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$0.2	$—
Accounts payable	404.0	495.7
Employee compensation and benefits	142.7	186.6
Other current liabilities	480.6	517.1

Total current liabilities	1,027.5	1,199.4
Other liabilities
Long-term debt	2,673.1	1,440.7
Pension and other post-retirement compensation and benefits	291.9	285.6
Deferred tax liabilities	369.1	394.8
Other non-current liabilities	286.8	275.4

Total liabilities	4,648.4	3,595.9

Equity	4,719.7	5,037.8

Total liabilities and equity	$9,368.1	$8,633.7

(more)

Pentair plc and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2018	March 31, 2017
Operating activities
Net income	$102.9	$87.8
Loss (income) from discontinued operations, net of tax	1.3	(7.1)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.6)	(0.2)
Depreciation	21.5	21.4
Amortization	24.7	24.0
Deferred income taxes	(10.6)	(4.7)
Loss on sale of business	5.3	—
Share-based compensation	6.0	16.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(146.9)	(130.6)
Inventories	(6.3)	(8.6)
Other current assets	(2.4)	(18.0)
Accounts payable	(94.2)	(55.9)
Employee compensation and benefits	(46.6)	(23.9)
Other current liabilities	(20.8)	15.8
Other non-current assets and liabilities	(0.2)	(5.1)

Net cash provided by (used for) operating activities of continuing operations	(166.9)	(88.7)
Net cash provided by (used for) operating activities of discontinued operations	(0.7)	(17.3)

Net cash provided by (used for) operating activities	(167.6)	(106.0)
Investing activities
Capital expenditures	(16.8)	(23.6)
Proceeds from sale of property and equipment	2.3	—
Payments due to the sale of businesses, net	(13.8)	—
Acquisitions, net of cash acquired	(2.9)	(56.7)

Net cash provided by (used for) investing activities of continuing operations	(31.2)	(80.3)
Net cash provided by (used for) investing activities of discontinued operations	—	(3.7)

Net cash provided by (used for) investing activities	(31.2)	(84.0)
Financing activities
Net receipts (repayments) of short-term borrowings	0.2	(0.1)
Net receipts of commercial paper and revolving long-term debt	417.5	229.1
Proceeds from long-term debt	800.0	—
Debt issuance costs	(7.5)	—
Shares issued to employees, net of shares withheld	0.9	2.8
Repurchases of ordinary shares	(150.0)	—
Dividends paid	(63.3)	(62.8)

Net cash provided by (used for) financing activities	997.8	169.0
Effect of exchange rate changes on cash and cash equivalents	(4.8)	20.6

Change in cash and cash equivalents	794.2	(0.4)
Cash and cash equivalents, beginning of year	113.3	238.5

Cash and cash equivalents, end of year	$907.5	$238.1

(more)

Pentair plc and Subsidiaries

Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2018	March 31, 2017
Net cash provided by (used for) operating activities of continuing operations	$(166.9)	$(88.7)
Capital expenditures	(16.8)	(23.6)
Proceeds from sale of property and equipment	2.3	—

Free cash flow from continuing operations	$(181.4)	$(112.3)

Net cash provided by (used for) operating activities of discontinued operations	(0.7)	(17.3)
Capital expenditures of discontinued operations	—	(3.9)
Proceeds from sale of property and equipment of discontinued operations	—	0.2

Free cash flow	$(182.1)	$(133.3)

(more)

Pentair plc and Subsidiaries

Supplemental Financial Information by Reportable Segment (Unaudited)

	2018	2017
In millions	First Quarter	First Quarter
Net sales
Water	$732.3	$682.9
Electrical	538.9	502.2
Other	(1.5)	(1.6)

Consolidated	$1,269.7	$1,183.5

Segment income (loss)
Water	$132.7	$116.1
Electrical	106.3	104.3
Other	(28.5)	(34.7)

Consolidated	$210.5	$185.7

Return on sales
Water	18.1%	17.0%
Electrical	19.7%	20.8%

Consolidated	16.6%	15.7%

(more)

Pentair plc and Subsidiaries

Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

	Actual	Actual	Forecast
	Pentair	Water	Water
In millions, except per-share data	First Quarter	First Quarter	Second Quarter		Full Year
Net sales	$1,269.7	$732.3	approx	$790	approx	$2,960

Operating income	152.3	89.5	approx	106	approx	422
% of net sales	12.0%	12.2%	approx	13.4%	approx	14.3%
Adjustments:
Restructuring and other	8.3	5.6	approx	—	approx	6
Intangible amortization	24.7	9.3	approx	9	approx	36
Separation costs	24.6	12.0	approx	43	approx	68
Equity income of unconsolidated subsidiaries	0.6	0.6	approx	1	approx	3

Segment income	210.5	117.0	approx	159	approx	535
Return on sales	16.6%	16.0%	approx	20.1%	approx	18.1%
Net income from continuing operations—as reported	104.2		approx	79	approx	319
Loss on sale of business	5.3		approx	—	approx	—
Interest expense adjustment	0.3		approx	3		3
Adjustments to operating income	57.6		approx	52	approx	110
Income tax adjustments	(7.5)		approx	(10)	approx	(20)

Net income from continuing operations—as adjusted	$159.9		approx	$124	approx	$412

Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.58		approx	$0.44 - $0.46	approx	$1.75 - $1.80
Adjustments	0.30		approx	0.23	approx	0.50

Diluted earnings per ordinary share—as adjusted	$0.88		approx	$0.67 - $0.69	approx	$2.25 - $2.30

Segment Income Reconciliation
Water segment income - as reported		$132.7
Corporate allocations		(15.7)

Pentair segment income - as adjusted		$117.0

(more)

Pentair plc and Subsidiaries

Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

	Actual	Forecast
	Electrical	Electrical
In millions, except per-share data	First Quarter	Second Quarter		Full Year
Net sales	$538.9	approx	$540	approx	$2,208

Operating income	65.6	approx	92	approx	356
% of net sales	12.2%	approx	17.0%	approx	16.1%
Adjustments:
Restructuring and other	2.8	approx	—	approx	3
Intangible amortization	15.4	approx	15	approx	61
Separation costs	9.7	approx	—	approx	10

Segment income	93.5	approx	107	approx	430
Return on sales	17.4%	approx	19.8%	approx	19.5%
Net income—as reported		approx	65	approx	260
Interest expense adjustment - pro forma		approx	2	approx	(4)
Adjustments to operating income		approx	15	approx	74
Income tax adjustments		approx	(3)	approx	(13)

Net income—pro forma adjusted		approx	$79	approx	$317

Diluted earnings per ordinary share—pro forma adjusted
Diluted weighted average ordinary shares outstanding - pro forma		approx	181	approx	181
Diluted earnings per ordinary share—pro forma		approx	$0.33 - $0.36	approx	$1.38 - $1.48
Adjustments		approx	0.08	approx	0.32

Diluted earnings per ordinary share—pro forma adjusted		approx	$0.41 - $0.44	approx	$1.70 - $1.80

(more)

Pentair plc and Subsidiaries

Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment

For the Quarter Ending March 31, 2018

	Actual
	Q1 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Water	4.2%	3.1%	(0.1)%	7.2%
Electrical	3.1%	4.2%	—%	7.3%
Total Pentair	3.8%	3.6%	(0.1)%	7.3%

Pentair plc and Subsidiaries

Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment

For the Quarter Ending June 30, 2018 and Year Ending December 31, 2018

	Forecast				Forecast
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Water	3 - 4%	2%	(1)%	4 - 5%	3 - 4%	2%	(2)%	3 - 4%
Electrical	2 - 4%	1%	—%	3 - 5%	2 - 4%	1%	—%	3 - 5%

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,183.5	$1,265.3	$1,226.8	$1,260.9	$4,936.5

Operating income	140.6	215.0	194.3	141.3	691.2
% of net sales	11.9%	17.0%	15.8%	11.2%	14.0%
Adjustments:
Restructuring and other	20.9	9.8	3.1	10.6	44.4
Intangible amortization	24.0	24.6	24.6	24.5	97.7
Tradename and other impairment	—	—	—	32.0	32.0
Separation costs	—	7.6	11.7	20.1	39.4
Equity income of unconsolidated subsidiaries	0.2	0.4	0.3	0.4	1.3

Segment income	185.7	257.4	234.0	228.9	906.0
Return on sales	15.7%	20.3%	19.1%	18.2%	18.4%
Net income from continuing operations—as reported	80.7	68.3	127.1	203.9	480.0
Loss on sale of businesses	—	—	3.8	0.4	4.2
Pension and other post-retirement mark-to-market loss	—	—	—	1.6	1.6
Loss on early extinguishment of debt	—	101.4	—	—	101.4
Adjustments to operating income	44.9	42.0	39.4	87.2	213.5
Income tax adjustments	(6.9)	(27.8)	4.1	(122.4)	(153.0)

Net income from continuing operations—as adjusted	$118.7	$183.9	$174.4	$170.7	$647.7

Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.44	$0.37	$0.69	$1.11	$2.61
Adjustments	0.21	0.63	0.26	(0.18)	0.92

Diluted earnings per ordinary share—as adjusted	$0.65	$1.00	$0.95	$0.93	$3.53